Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated October 31, 1997 included in the MSC Industrial Direct Co., Inc. Form 10-K for the year ended August 30, 1997 and to all references to our Firm included in this Form S-8 registration statement.


                                              ARTHUR ANDERSEN LLP


Melville, New York
March 27, 1998